As filed with the Securities and Exchange Commission on November 16, 2006

File No. 1-33007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SPECTRA ENERGY CORP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5413139
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5400 Westheimer Court Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

713-627-5400

(Registrant’s telephone number, including area code)

Securities to be registered

pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered

pursuant to Section 12(g) of the Act

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

Our information statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See “Summary,” “Risk Factors,” “The Separation,” “Capitalization,” “Management’s Discussion and Analysis of Pro Forma Results of Operations and Financial Condition,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition of Duke Capital, LLC,” “Business” and “Certain Relationships and Related Party Transactions”

Item 1A	Risk Factors	See “Risk Factors”

Item 2.	Financial Information	See “Summary,” “Capitalization,” “Selected Consolidated Financial Data,” “Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Pro Forma Results of Operations and Financial Condition,” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition of Duke Capital, LLC”

Item 3.	Properties	See “Business—Employees, Properties and Facilities, Government Regulation and Legal Proceedings—Properties and Facilities”

Item 4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”

Item 5.	Directors and Executive Officers	See “Management”

Item 6.	Executive Compensation	See “Management” and “Certain Relationships and Related Party Transactions”

Item 7.	Certain Relationships and Related Transactions	See “Management’s Discussion and Analysis of Pro Forma Results of Operations and Financial Condition,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition of Duke Capital, LLC,” “Management” and “Certain Relationships and Related Party Transactions”

Item 8.	Legal Proceedings	See “Business—Employees, Properties and Facilities, Government Regulation and Legal Proceedings—Legal Proceedings” and “Certain Relationships and Related Party Transactions—Agreement with Duke Energy—Separation and Distribution Agreement—Transfer of Assets and Assumption of Liabilities”

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “Summary,” “The Separation,” “Capitalization” and “Dividend Policy”

Item No.	Caption	Location in Information Statement

Item 10.	Recent Sales of Unregistered Securities	See “Business—History and Development”

Item 11.	Description of Registrant’s Securities to be Registered	See “The Separation,” “Dividend Policy” and “Description of Spectra Energy Stock”
Item 12.	Indemnification of Directors and Officers	See “Management” and “Description of Spectra Energy Stock”

Item 13.	Financial Statements and Supplementary Data	See “Unaudited Pro Forma Financial Information” and “Index to Financial Statements” and the financial statements referenced therein

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

Item 15.	Financial Statements and Exhibits	See “Unaudited Pro Forma Financial Information” and “Index to Financial Statements” and the financial statements referenced therein

(a) List of Financial Statements and Schedules

The following financial statements are included in the information statement and filed as part of this Registration Statement on Form 10:

(1) Financial Statements of Spectra Energy Corp, including Report of Independent Registered Public Accounting Firm;

(2) Consolidated Financial Statements of Duke Capital, LLC, including Report of Independent Registered Public Accounting Firm

(3) Interim Condensed Financial Statements of Duke Capital, LLC

(4) Consolidated Financial Statements of Duke Energy Field Services, LLC, including Report of Independent Auditors

(5) Consolidated Financial Statements of TEPPCO Partners, L.P., including Report of Independent Registered Public Accounting Firm

The following financial statement schedules are included in the information statement and filed as part of this Registration Statement on Form 10 for the years ended December 31, 2005, 2004 and 2003:

Schedule II—Valuation and Qualifying Accounts and Reserves of Duke Capital, LLC

Schedule II—Valuation and Qualifying Accounts and Reserves of Duke Energy Field Services, LLC for the year ended December 31, 2005

Schedules not mentioned above have been omitted because the information required to be set forth therein is not applicable or the information is otherwise included in the Financial Statements or notes thereto.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement†

2.2	Reorganization Agreement by and among ConocoPhillips, Duke Capital LLC and Duke Energy Field Services, LLC, dated as of May 26, 2005 (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.4)

2.3	First Amendment to Reorganization Agreement by and among ConocoPhillips, Duke Capital LLC and Duke Energy Field Services, LLC, dated as of June 30, 2005 (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.4.1)

2.4	Second Amendment to Reorganization Agreement by and among ConocoPhillips, Duke Capital LLC and Duke Energy Field Services, LLC, dated as of July 11, 2005 (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.4.2)

Exhibit No.	Exhibit Description
2.5	Amended and Restated Combination Agreement, dated as of September 20, 2001, among Duke Energy Corporation, 3058368 Nova Scotia Company, 3946509 Canada Inc. and Westcoast Energy Inc. (filed with Form 10-Q of Duke Energy Corporation for the quarter ended September 30, 2001, File No. 1-4928, as Exhibit 10.7)

3.1	Form of Amended and Restated Certificate of Incorporation of Spectra Energy Corp

3.2	Form of Amended and Restated By-laws of Spectra Energy Corp

4.1	Senior Indenture between Duke Capital Corporation and the Chase Manhattan Bank, dated as April 1, 1998 (filed with Registration Statement on Form S-3 of Duke Capital Corporation, File No. 333-71297 as Exhibit 4.1)

10.1	Form of Tax Matters Agreement††

10.2	Form of Transition Services Agreement††

10.3	Form of Employee Matters Agreement

10.4	Purchase and Sale Agreement, dated as of February 24, 2005, by and between Enterprise GP Holdings LP and Duke Energy Field Services, LLC (filed with Form 10-K of Duke Energy Corporation for the year ended December 31, 2004, File No. 1-4928, as Exhibit 10-25)

10.5	Term Sheet Regarding the Restructuring of Duke Energy Field Services LLC, dated as of February 23, 2005, between Duke Energy Corporation and ConocoPhillips (filed with Form 10-K of Duke Energy Corporation for the year ended December 31, 2004, File No. 1-4928, as Exhibit 10-26)

10.6	Second Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC by and between ConocoPhillips Gas Company and Duke Energy Enterprises Corporation, dated as of July 5, 2005 (filed with Form 10-K of Duke Energy Corporation for the year ended December 31, 2005, File No. 1-4928, as Exhibit 10.5)

10.7	Limited Liability Company Agreement of Gulfstream Management & Operating Services, LLC, dated as of February 1, 2001 between Duke Energy Gas Transmission Corporation and Williams Gas Pipeline Company (filed with Form 10-K of Duke Energy Corporation for the year ended December 31, 2002, File No. 1-4928, as Exhibit 10-18)

10.8	$800,000,000 364-Day Credit Agreement, dated as of June 29, 2005, among Duke Capital LLC, the banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Barclays Bank, PLC, as Syndication Agent (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.3)

10.9	Amended and Restated Credit Agreement, dated June 29, 2006, among Duke Capital LLC, The Banks Listed Herein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wachovia Bank, National Association, as Syndication Agent (filed with Form 8-K of Duke Capital LLC, File No. 0-23977, July 6, 2006, as Exhibit 10.1)

10.10	$600,000,000 Amended and Restated Credit Agreement, dated as of June 30, 2005, among Duke Capital LLC, the banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wachovia Bank, National Association, as Syndication Agent (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.2).

10.11	Loan Agreement, dated as of February 25, 2005 between Duke Energy Field Services, LLC and Duke Capital LLC (filed with Form 10-Q of Duke Energy Corporation for the quarter ended March 31, 2005, File No. 1-4928, as Exhibit 10.3)

11.1	Statement re: Computation of Per Share Earnings*

21.1	Subsidiaries of Spectra Energy Corp

99.1	Information Statement of Spectra Energy Corp, subject to completion, dated November 16, 2006

*	Information required to be presented in Exhibit 11.1 is provided on pages 47-50 of the Information Statement of Spectra Energy Corp, filed hereto as Exhibit 99.1, in the section entitled “Unaudited Pro Forma Financial Information of Spectra Energy Corp”.
†	Previously filed as an Exhibit to Registration Statement on Form 10 of Spectra Energy Corp, filed with the Securities and Exchange Commission on September 7, 2006.
††	Previously filed as an Exhibit to Amendment No. 1 to the Registration Statement on Form 10 of Spectra Energy Corp filed with the Securities and Exchange Commission on October 23, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRA ENERGY CORP

By:	/s/ Fred J. Fowler
Name:	Fred J. Fowler
Title:	President and Chief Executive Officer

Dated: November 16, 2006

EXHIBIT INDEX

Exhibit Number	Description
2.1	Form of Separation and Distribution Agreement†

2.2	Reorganization Agreement by and among ConocoPhillips, Duke Capital LLC and Duke Energy Field Services, LLC, dated as of May 26, 2005 (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.4)

2.3	First Amendment to Reorganization Agreement by and among ConocoPhillips, Duke Capital LLC and Duke Energy Field Services, LLC, dated as of June 30, 2005 (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.4.1)

2.4	Second Amendment to Reorganization Agreement by and among ConocoPhillips, Duke Capital LLC and Duke Energy Field Services, LLC, dated as of July 11, 2005 (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.4.2)

2.5	Amended and Restated Combination Agreement, dated as of September 20, 2001, among Duke Energy Corporation, 3058368 Nova Scotia Company, 3946509 Canada Inc. and Westcoast Energy Inc. (filed with Form 10-Q of Duke Energy Corporation for the quarter ended September 30, 2001, File No. 1-4928, as Exhibit 10.7)

3.1	Form of Amended and Restated Certificate of Incorporation of Spectra Energy Corp

3.2	Form of Amended and Restated By-laws of Spectra Energy Corp

4.1	Senior Indenture between Duke Capital Corporation and the Chase Manhattan Bank, dated as April 1, 1998 (filed with Registration Statement on Form S-3 of Duke Capital Corporation, File No. 333-71297 as Exhibit 4.1)

10.1	Form of Tax Matters Agreement††

10.2	Form of Transition Services Agreement††

10.3	Form of Employee Matters Agreement

10.4	Purchase and Sale Agreement, dated as of February 24, 2005, by and between Enterprise GP Holdings LP and Duke Energy Field Services, LLC (filed with Form 10-K of Duke Energy Corporation for the year ended December 31, 2004, File No. 1-4928, as Exhibit 10-25)

10.5	Term Sheet Regarding the Restructuring of Duke Energy Field Services LLC, dated as of February 23, 2005, between Duke Energy Corporation and ConocoPhillips (filed with Form 10-K of Duke Energy Corporation for the year ended December 31, 2004, File No. 1-4928, as Exhibit 10-26)

10.6	Second Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC by and between ConocoPhillips Gas Company and Duke Energy Enterprises Corporation, dated as of July 5, 2005 (filed with Form 10-K of Duke Energy Corporation for the year ended December 31, 2005, File No. 1-4928, as Exhibit 10.5)

10.7	Limited Liability Company Agreement of Gulfstream Management & Operating Services, LLC, dated as of February 1, 2001 between Duke Energy Gas Transmission Corporation and Williams Gas Pipeline Company (filed with Form 10-K of Duke Energy Corporation for the year ended December 31, 2002, File No. 1-4928, as Exhibit 10-18)

10.8	$800,000,000 364-Day Credit Agreement, dated as of June 29, 2005, among Duke Capital LLC, the banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Barclays Bank, PLC, as Syndication Agent (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.3)

10.9	Amended and Restated Credit Agreement, dated June 29, 2006, among Duke Capital LLC, The Banks Listed Herein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wachovia Bank, National Association, as Syndication Agent (filed with Form 8-K of Duke Capital LLC, File No. 0-23977, July 6, 2006, as Exhibit 10.1)

Exhibit Number	Description
10.10	$600,000,000 Amended and Restated Credit Agreement, dated as of June 30, 2005, among Duke Capital LLC, the banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wachovia Bank, National Association, as Syndication Agent (filed with Form 10-Q of Duke Energy Corporation for the quarter ended June 30, 2005, File No. 1-4928, as Exhibit 10.2)

10.11	Loan Agreement dated as of February 25, 2005 between Duke Energy Field Services, LLC and Duke Capital LLC (filed with Form 10-Q of Duke Energy Corporation for the quarter ended March 31, 2005, File No. 1-4928, as Exhibit 10.3)

11.1	Statement re: Computation of Per Share Earnings*

21.1	Subsidiaries of Spectra Energy Corp

99.1	Information Statement of Spectra Energy Corp, subject to completion, dated November 16, 2006

*	Information required to be presented in Exhibit 11.1 is provided on pages 47-50 of the Information Statement of Spectra Energy Corp, filed hereto as Exhibit 99.1, in the section entitled “Unaudited Pro Forma Financial Information of Spectra Energy Corp”.
†	Previously filed as an Exhibit to Registration Statement on Form 10 of Gas SpinCo, Inc., filed with the Securities and Exchange Commission on September 7, 2006.
††	Previously filed as an Exhibit to Registration Statement on Form 10 of Spectra Energy Corp, filed with the Securities and Exchange Commission on October 23, 2006.